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First Indiana Corporation logo
August 8, 2002


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Statements  contained in this  presentation  that are not  historical  facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Corporation intends such forward-looking statements to be covered by the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe-harbor provisions. The Corporation's ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and involves a number of risks and uncertainties. In particular, among the factors that could cause actual results to differ materially are changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets in general or the loan market in particular, changes in the real estate market, statutory or regulatory changes, or unanticipated results in pending legal proceedings. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Corporation undertakes no obligation to
publicly  release  the  results  of  any  revisions  to  these   forward-looking
statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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First Indiana Corporation
o        Full service financial solutions company
o        Banking, consulting, and tax advisory services
o        Founded 1915
o        $2 billion in assets
o        Indianapolis' largest locally owned commercial bank.
o        736 Employees


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First Indiana Corporation
        First Indiana Bank, N.A.
        Somerset Financial Services


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As of  December  31,  2001,  First  Indiana  Bank,  N.A.  is the  241st  largest commercial  bank in the  U.S.  out of a  universe  of  8,457  banks.

Source:  American Banker April 12, 2001


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Consistent Long-Term Strategies
o        Relationship-driven sales culture to be a trusted advisor.
o        Synergies between Bank and Somerset.
o        Grow business banking.
o        Focus on shareholder value.


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Mission Statement

Lead businesses to successful solutions.
Lead people to wise financial decisions.
Leave our associates and shareholders enriched.
Leave the community a better place.


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Successes - Earnings
o        5 of the last 7 quarters were record earnings.*
o        Five-for-four stock split in 2002.
o        20% compound annual return on common stock from 1991 - 2001.

* As of 6/30/2002


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First Indiana Corporation
    First Indiana Bank
o        Lending
o        Treasury Management
o        Institutional Portfolio Management
o        Estate and Guardianship Administration
o        Trust Services
o        On-Line Banking
o        Full Service Personal Banking
o        Insurance
o        Private Banking

     Somerset Financial Services
o        Retirement Plan Consulting
o        Wealth Management
o        Health Care Business Consulting
o        Valuation Services
o        Entrepreneurial Business Consulting
o        Tax & Accounting Services
o        Financial Planning


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Successes - Cross-Corporation Referrals
o In 2001, the Bank gained $12.7 mil. in new deposits through referrals from Somerset.
o Our Business Lending division booked $10 mil. in business attributable to Somerset.
o Of new Business Lending relationships over $1 mil. begun in 2001, 10% are also Somerset clients.


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Success - Associate Referrals
o Associate internal referral system produced 50 closed referrals in the first quarter of 2002 for $3.2 mil. in deposits and $6.3 mil. in loans.
o        In 2001 we had 120 closed referrals for $26 mil. in deposits, $12 mil.
         in loans, and $100,785 in estimated fee income.


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Successes - Share of Client
o More than 90 percent of clients in Somerset's Physicians Group use 3 or more Somerset Services.
o Of Somerset's other entrepreneurial clients, more than 90 percent use 2 or more services.
o Business Lending clients average 3 or more servicesfrom across the Corporation.


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Successes - Retail
o Averaged 5.9 sales per banker per day in first half of 2002, or 117% over goal.
o Retail banking division investment sales were 206% of goal in first half of 2002 more than double last year's same-period sales.


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Successes - Taking Advantage of Business Environment
o Business loans increased 68 % to $443.5 million at December 31, 2001 over 2000.
o       Business deposits increased 43% in 2001.


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Successes - Alternative Channels
o Average 156 Internet and Call Center account openings per month since April 2000.
o       Call Center opened 837 deposit accounts in 2001 for over $6 mil.


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Indianapolis, Indiana
A Vibrant, Growing Market


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Indianapolis, Indiana
o        Strategically headquartered in a growing city
o        The nation's 12th largest city
o        State Capital
o        Crossroads of America
o        Fastest growing MSA in Indiana


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Indianapolis MSA

Indiana MSA Population

1980            1990            2000           2005 est.       2010 est.
1,166,575       1,380,491       1,607,486      1,629,150       1,705,210

1990 to 2000 Growth rate - 16.4%
Nation's growth rate - 13.2%

Source: Indiana Business Research Center Indiana University Kelly School of Business


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Indianapolis, Indiana
o        Eli Lilly and Company headquarters
o        Lilly Endowment, the largest foundation in the U.S.
o        Hudson Institute
o        Second largest Federal Express hub
o        U.S. Postal Service hub
o        United Airlines Maintenance hub
o        22 colleges and universities within a 70-mile radius of Indianapolis
o        The world's largest children's museum


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Indianapolis, Indiana
o        18th largest Internet backbone capacity for a metropolitan area.
o        12th "Most Wired City" with nearly 25 ISPs throughout the region.
o        16th on the The Small Business Survival Index.
o 5th "Best Large Metro Area to Start and Grow a Company" according to Inc. Magazine.
o        2nd in Employment Cost Index overall rankings.


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Indianapolis, Indiana
Top 5 Sporting Events in the U.S. by Economic Impact
o       Indianapolis 500        In Indy
o       Daytona 500
o       Brickyard 400           In Indy
o       Super Bowl
o       SAP US Grand Prix       In Indy

$727 million economic impact
Source: 2000 Economic Impact Study by Cleveland State University


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Indianapolis, Indiana
o   Professional sports franchises
-        NFL Indianapolis Colts
-        NBA Indianapolis Pacers
-        WNBA Indianapolis Fever
-        NHL Indianapolis Ice
-        AAA Minor League Baseball Indianapolis Indians
-        A-League Men's Soccer Indiana Blast
-        AFL Indiana Firebirds


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Indianapolis, Indiana
o        Amateur Sports Capital of the World
o        2001 World Police and Fire Games, with a $27 mil. economic impact
o        Home of the NCAA Headquarters
o        Four time host of the NCAA Final Four and scheduled to host again in
         2006
o        2002 World Basketball Championships host city


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Commercial Banking


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Growth Opportunity
o Consolidation provides great opportunity for business relationships growth.
o       Somerset merger enhances range of services available to businesses.
o       National Bank charter affords us credibility in the marketplace.


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Residential Originations

Dollars in Thousands
        1997     1998     1999     2000     2001
        372,695  743,788  491,007  42,821   771

This does not mean we don't make residential loans.


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Transition to a National Bank

Percent of Loan Portfolio

                1990   12/31/01
Residential     63.9%  16.7%
Business        0.2%   25.2%


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Business Deposits

Dollars in Thousands

                        1997    1998    1999    2000    2001
Business Deposits       $54,730 $62,548 $64,398 $83,004 $119,100

Only 3 commercial loan clients don't have their demand deposits with us.


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Business Loans Outstanding

Dollars in Thousands

                     1997        1998         1999        2000        2001
Business         $106,385    $141,239     $211,005    $263,750    $443,461
                               up 33%       up 49%      up 25%      up 68%


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Business Loans
o       Our overall average commercial loan is $850,000.
o       Only one commercial loan is larger than $20 mil.
o       Only 19 relationships in which loan amount is greater than $10 mil.
o Loans and corresponding relationships are typically within 100 miles of Indianapolis.

As of 6/30/02


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Business Loan Concentration by Industry

  Industry                                                          Percent
 --------------------------------------------------------------------------
 Wholesale Trade-Durable Goods                                      13.99%
 Finance-Nondepository Institutions                                 12.05%
 Real Estate                                                         8.95%
 Automotive Dealers and Service Stations                             8.50%
 Special Trade Contractors                                           6.86%
 Transportation Equipment                                            5.07%
 General Building Contractors                                        3.50%
 Personal                                                            3.15%
 Auto Repair, Services and Parking                                   2.95%
 Other                                                              34.99%


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Retail Banking


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Retail Banking
o        26 banking centers.
o        Full-service Call Center (virtual branch).
o Perceived physical convenience still the number one factor in choosing a bank.
o        Therefore, we opened or remodeled 7 branches in 2000 and 2001.
o New branch planned for busy Broad Ripple neighborhood -- good source for business relationships.


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Retail Banking
o       Clients still have electronic options for transactions.
o       Financial service products are, for the most part, commodities.
o The Information Age has made today's customer more savvy, because customers have more access to information and appreciate the convenience of Internet and telephone banking.


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Internet/Call Center Accounts Opened

                                       April-00   May-00  Jun-00  Jul-00  Aug-00  Sep-00  Oct-00  Nov-00  Dec-00  Jan-01  Feb-01
Internet/Call Center Acct. Openings    0          12      127     139     156     122     106     224     140     81      325
Avg. Branch Acct. Openings             213        184     200     199     217     157     147     145     134     143     146

                                       Mar-01  Apr-01  May-01  Jun-01  Jul-01  Aug-01  Sep-01  Oct-01  Nov-01  Dec-01  Jan-02
Internet/Call Center Acct. Openings    171     100     114     185     171     259     118     152     169     117     122
Avg. Branch Acct. Openings             146     133     132     149     162     160     109     122     118     116     146

                                       Feb-02  Mar-02  Apr-02  May-02  Jun-02
Internet/Call Center Acct. Openings    163     167     188     139     161
Avg. Branch Acct. Openings             142     124     153     136     124



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Fee Income Per Checking Account

1997    1998    1999    2000    2001    2002
$56.39  $74.87  $92.17  $104.02 $171.13 $184.59


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Core Retail Household Growth

1997    1998    1999    2000    2001
39,895  44,591  53,382  57,165  60,151


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Checking Deposits

Dollars in Thousands

1997     1998     1999     2000     2001
191,996  231,348  231,454  239,487  305,198


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Total Core Deposits

Dollars in Thousands

1997            1998            1999            2000            2001
$462,157        $523,202        $592,633        $614,818        $753,031

Excluding Evansviille Sale in 1999
Core Deposits include checking and savings for retail and commercial


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Market Share

Dollars in Thousands

                1999      2000      2001
Bank One        6,515,490 5,557,744 4,989,229
Nat City        3,781,695 3,796,121 3,823,115
Union Federal   1,158,269 1,287,317 1,335,807
Fifth Third     1,499,405 1,237,633 1,291,881
First Indiana   1,048,225 1,045,849 1,187,257
UP               785,122   772,484   625,744
Key              592,535   604,670   584,276
NBI              459,347   348,469   425,696
Huntington       320,357   479,977   357,801
Star             275,289   279,294   280,045


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Consumer Lending

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Consumer Lending
o Specializing in originating and underwriting real estate collateralized lending in the form of first and second liens.
o        Nationwide distribution channel.
o        Wide breadth of closed ended and LOC products.
o        Avg. $30 - $40 mil./mo. in origination.
o        Countercyclical pricing balances out deposit rates.


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Consumer Loan Origination

map of the United States
states that have Independent Agents are highlighted


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Consumer Finance Broker Relationships

map of the United States
most of the map indicates broker relationships


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Consumer Loans Outstanding

Dollars in Thousands

1997         1998         1999         2000         2001          6/30/02
$548,016     $580,525     $675,763     $748,290     $675,111      $672,972


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Gain on Sale of Loans

Averaged over $1.5 million per quarter Gain on Sale of loans for the last 30 quarters.


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Results of our Strategy


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Assets

Dollars in Billions

1997    1998    1999    2000    2001    QII02
$1.610  $1.800  $1.980  $2.090  $2.050  $2.100


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Net Earnings

Dollars in Thousands

1992    1993    1994    1995    1996    1997    1998    1999    2000    2001    QII02
$9,484  $15,101 $10,636 $17,267 $13,704 $17,744 $19,147 $22,733 $24,817 $20,009 $13,279
                                $ 4,016


1996 earnings show one-time FDIC assessment


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Diluted Earnings Per Share

Dollars

1997    1998    1999    2000    2001    Through QII02
$1.09   $1.15   $1.42   $1.55   $1.25   $0.84


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Return on Equity

1997    1998    1999    2000    2001    QII02
12.16%  11.96%  13.37%  13.28%  9.60%   12.53%


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Total Revenue

                        1997    1998    1999    2000    2001    Through QII02
Net Interest Income     $64,034 $63,851 $70,851 $77,768 $74,049 $35,667
Non-Interest Income     $16,950 $22,676 $26,958 $25,638 $43,963 $24,449

9.87% CGR


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Loan Breakdown

Dollars in Millions

                 1997    1998    1999    2000    2001    QII02
Business         106.585 141.239 211.005 263.35  443.461 495.427
Residential      503.213 536.125 481.034 466.125 292.503 278.505
Consumer         548.016 580.525 675.763 748.29  675.111 672.972
Construction/CRE 213.329 286.354 334.379 306.31  345.412 363.19


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Non-Performing Assets to Loans and OREO

                        QI01    QII01   QIII01  QIV01   QI02    QII02
Other Non-Performing    1.10%   1.16%   1.16%   1.11%   1.05%   1.00%
Residential Foreclosure 0.73%   0.72%   0.84%   1.14%   1.07%   0.88%
OREO                    0.18%   0.16%   0.24%   0.40%   0.48%   0.42%


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Delinquency Trends - 30+ Days

Total Loans
QI01    QII01   QIII01  QIV01   QI02    QII02
2.6%    2.8%    3.2%    3.5%    3.1%    2.7%

Consumer Loans
QI01    QII01   QIII01  QIV01   QI02    QII02
3.3%    3.8%    4.2%    4.0%    3.5%    3.8%


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Net Charge-offs To Average Loans

                1997    1998    1999    2000    2001    QI02    QII02
First Indiana   0.55%   0.44%   0.39%   0.27%   0.64%   0.36%   1.12%
Midwest Banks   0.52%   0.21%   0.17%   0.16%   0.30%   0.33%
Midwest Thrifts 0.04%   0.08%   0.06%   0.10%   0.15%   0.14%


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Return on Assets

                1997    1998    1999    2000    2001    QI02    QII02
First Indiana   1.17%   1.12%   1.20%   1.20%   0.95%   1.28%   1.34%
Midwest Banks   1.06%   1.06%   1.08%   1.12%   1.07%   1.12%
Midwest Thrifts 0.78%   0.81%   0.66%   0.69%   0.69%   0.81%


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Return on Equity

                1997    1998    1999    2000    2001    QI02    QII02
First Indiana   12.16%  11.96%  13.37%  13.28%  9.60%   12.24%  12.80%
Midwest Banks   11.80%  12.39%  12.72%  14.23%  13.48%  13.88%
Midwest Thrifts 10.20%  10.22%  8.04%   7.91%   7.42%   9.02%


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Net Interest Margin

                97      98      99      2000    2001    QI02    QII02
First Indiana   4.39%   3.88%   3.92%   3.80%   3.68%   3.58%   3.76%
Midwest Banks   4.28%   4.07%   4.12%   4.01%   3.97%   4.07%
Midwest Thrifts 3.20%   3.17%   3.09%   2.90%   2.71%   2.77%


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Efficiency Ratio

                1997    1998    1999    2000    2001    QI02    QII02
First Indiana   50.76%  52.88%  53.51%  51.96%  59.74%  57.57%  50.26%
Midwest Banks   61.18%  63.47%  61.98%  61.89%  61.56%  59.67%
Midwest Thrifts 62.11%  61.69%  61.82%  63.25%  66.15%  66.21%


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Why Invest in First Indiana?

o  Vibrant Central Indiana Market.
-    Strategically headquartered in a growing, vital city.
-    Fastest growing city in Central Indiana.
-    Stable, diverse manufacturing and service employment base.


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Why Invest in First Indiana?
o  Opportunity to Differentiate Ourselves.
-   Local headquarters give us an edge over the competition in the market.
     o  Local decisions
     o  Stake in the community
-   Size gives us an edge over the competition in the market.
     o  Other competitors too large to be agile or tap into our niche
     o  Relatively small market share means huge upside


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Why Invest in First Indiana?
o  Synergy from Combining Bank and Somerset Services.
-    Merger of banking, consulting, and asset management.
-    Somerset has large client base needing banking services.
- First Indiana has large business client base needing wealth management, consulting, and accounting services.


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Why Invest in First Indiana?
o  Expertise in Commercial Banking.
-    Experienced team of commercial bankers.
-    Commercial loan officers have average of over 18 years' experience.
-    Trust officers have average of over 15 years' experience.
o Largest locally owned bank in Indianapolis.


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Why Invest in First Indiana?
o   Strong Capital Position.
-     Cushions First Indiana from economic uncertainty.
-     Provides opportunities for strategic growth.
o   Operating Efficiency.
-     Bank subsidiary especially efficient.
- Right-sized branch network, with third-highest deposits per branch in Central Indiana.


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Why Invest in First Indiana?
o Associates and the McKinney family beneficially own over 28% of First Indiana common stock.
o   Stock ownership guidelines.
-     Directors                          5x Compensation
-     Chairman, Vice Chairman,
      President                          5x Salary
-     Senior Vice Presidents             3x Salary
-     First Vice Presidents              2x Salary
-     Vice Presidents                    1x Salary


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80% of my net worth is tied directly to First Indiana stock.


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Price Change Since 1991

                1992    1993    1994    1995    1996    1997    1998    1999    2000    2001    QI02    QII02
Midwest Banks   147.18  164.11  179.25  219.58  270.25  439.38  413.49  349.05  332.66  407.33  448.62
First Indiana   155.37  200.89  187.50  306.53  382.13  540.17  428.56  466.06  503.56  469.49  520.97  583.11


17% Compounded Annual Growth Rate


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Dividend Pay Out Ratio

1997    1998    1999    2000    2001
28.57   32      28.69   28.35   39.69

25% INCREASE in dividends over 2001


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First Indiana Common Stock Valuation

                                           FINB (a)             Peer Group (b)
                                     -----------------------------------------
 Price to LTM EPS                            14.4x                  19.7x
 -----------------------------------------------------------------------------
 Price to 2002 Est. EPS                      10.5x                  14.3x
 -----------------------------------------------------------------------------
 Price to 2003 Est. EPS                      9.6x                   12.2x
 -----------------------------------------------------------------------------
 Price to Book Value                         1.28x                  1.91x
 -----------------------------------------------------------------------------
 Price to Tangible Book Value                1.37x                  2.19x
 -----------------------------------------------------------------------------
 Dividend Yield                              3.56%                  2.38%
 -----------------------------------------------------------------------------

* Based on FINB closing price of $18.00 as of August 2, 2002
* Peer group consists of publicly traded banks headquartered in the Midwest with total assets greater than $1 billion & less than $5 billion.


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First Indiana Trading Characteristics

 Number of Market Makers                18
 -------------------------------------- -------------------------------------
 Number of Research Analysts            2
 -------------------------------------- -------------------------------------
 Average Daily Trading Volume           27,000 shares
 -------------------------------------- -------------------------------------
 Number of Shareholders                 1,769, excluding street name holdings
 -------------------------------------- -------------------------------------
 Number of Shares Outstanding           15,565,894
 -------------------------------------- -------------------------------------
 Market Capitalization (a)              $280,186 (b)
 -------------------------------------- -------------------------------------

(a) Based on FINB closing price of $18.00 per share as of August 2, 2002.
(b) Dollars in Thousands


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To Recap


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Future Growth Strategies
o        Balance sheet optimization.
o        Take advantage of capital strength.
o        Maximize opportunity in business market.
o        Follow through on long term strategies of being a trusted advisor.


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    In our presentation to you today and in the course of answering your questions, we have made statements that are "forward-looking." Statement of our plans, initiatives, expectations, objectives, strategies, forecasts, expected results and similar expressions identify forward-looking information. These statements are not guarantees of future performance or events and our actual accomplishments of the plans we have discussed with you today involve certain risks and uncertainties that are difficult to predict. Therefore, actual future events may differ materially from what we discussed here today. For an explanation of various factors that may affect our future results, we refer you to the risk factors and other cautionary language contained in our report on Form 10-K, which is on file with the SEC.


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First Indiana Corporation logo